UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 7, 2020, Miragen Therapeutics, Inc. (“Miragen”) issued a press release announcing the pricing of its previously announced public offering (the “Offering”) of 15,000,000 shares of its common stock, par value $0.01 per share, and warrants (the “Warrants”) to purchase 7,500,000 shares of its common stock. A copy of the press release announcing the pricing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 7, 2020, Miragen provided an update regarding its cash and cash equivalents resources. Based on its cash, cash equivalents and short-term investments as of December 31, 2019 and after giving effect to the Offering and to sales of its common stock under (i) its Common Stock Purchase Agreement with Aspire Capital Fund, LLC and (ii) its Common Stock Sales Agreement with Cowen and Company, LLC between December 31, 2019 and the date of this Current Report on Form 8-K, Miragen believes its cash and cash equivalents would be sufficient to fund its operations into the third quarter of 2021.

Item 8.01	Other Events.

On February 7, 2020, Miragen entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as sole underwriter (the “Underwriter”), relating to the Offering. Pursuant to the Underwriting Agreement, the Underwriter has agreed to purchase 15,000,000 shares of common stock and Warrants to purchase 7,500,000 shares of its common stock from Miragen. Each whole Warrant will have an exercise price of $1.10 per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The shares of common stock and Warrants will be sold together as a fixed combination, each consisting of one share of Common Stock and one-half Warrant, with each whole Warrant exercisable to purchase one whole share of common stock, but will be issued separately and will be immediately separable upon issuance. The combined price to the public in the Offering for each share of common stock and accompanying half Warrant is $1.00, which will result in approximately $13.8 million of net proceeds to Miragen after deducting underwriting commissions and discounts and other estimated offering expenses payable by Miragen and excluding the proceeds, if any, from the exercise of the Warrants. The Offering is expected to close on or about February 11, 2020, subject to customary closing conditions. The shares of common stock will be listed on The Nasdaq Capital Market. The Warrants will not be listed on any securities exchange. All of the shares of common stock and warrants to purchase shares of common stock in the Offering are being sold by Miragen.

The Offering is being made pursuant to a prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration No. 333-217084), previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

The Underwriting Agreement contains customary representations, warranties and agreements by Miragen, customary conditions to closing, indemnification obligations of Miragen and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement and form of Warrant are filed as Exhibit 1.1 and Exhibit 4.1, respectively, hereto and each is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement and Warrant are qualified in they entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering, the sufficiency of the company cash resources to fund its operations, anticipated development milestones for the Company’s product candidates and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019 under the heading “Risk Factors” and the Company other current and periodic reports filed with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2020, by and among Miragen Therapeutics, Inc. and Oppenheimer & Co. Inc.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press release, dated February 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: February 7, 2020	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer